UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2025

BLUE OWL TECHNOLOGY INCOME CORP.
(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01445	87-1346173
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (212) 419-3000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sale of Equity Securities

As of December 1, 2025, Blue Owl Technology Income Corp. (the “Company,” “we” or “us”) sold unregistered shares of its Class I common stock to feeder vehicles primarily created to hold the Company’s Class I shares. The offer and sale of these Class I shares was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and/or Regulation S thereunder (the “Private Offering”). The following table details the shares sold:

Date of Unregistered Sale	Approximate Number of Shares of Class I Common Stock	Consideration
As of December 1, 2025 (number of shares finalized on December 22, 2025)	1,361,048	$14,154,895

Item 8.01. Other Events.

Distribution

On November 4, 2025, the Company’s board of directors declared the following monthly distributions payable on or before January 31, 2026 and February 28, 2026 to shareholders of record as of December 31, 2025 and January 30, 2026, respectively.

Class of Common Shares	Gross Distributions	Shareholder Servicing Fee (1)	Net Distributions (1)
Class S	$0.074775	$0.007522	$0.067253
Class D	$0.074775	$0.002212	$0.072563
Class I	$0.074775	$0.000000	$0.074775

(1) Based on October 31, 2025 net asset value.

Status of the Offering

The Company is currently publicly offering on a continuous basis up to $5.0 billion (the “Current Offering”) in shares of Class S, Class D and Class I common stock (the “Shares”) and previously offered on a continuous basis up to $5.0 billion in Shares (the “Initial Offering” and together with the Current Offering, the “Offering”). Additionally, the Company has sold unregistered Shares as part of the Private Offering. The following table lists the Shares issued and total consideration for both the Offering and the Private Offering as of the date of this filing. The table below does not include Shares issued through the Company’s distribution reinvestment plan.

Offering	Common Shares Issued	Total Consideration
Class S Shares	93,062,112	$962,265,763
Class D Shares	3,413,138	34,879,508
Class I Shares	41,616,429	427,369,725
Private Offering
Class I Shares	246,887,446	2,526,039,789
Total Offering and Private Offering*	384,979,125	$3,950,554,785

*Includes seed capital of $1,000 contributed by Blue Owl Technology Credit Advisors LLC, an affiliate of Blue Owl Technology Credit Advisors II LLC (the “Adviser”), in September 2021 and approximately $50.0 million in gross proceeds raised from entities affiliated with the Adviser.

December 1, 2025 Public Offering Price
In accordance with the Company’s share pricing policy, we intend to sell our shares on the first business day of each month at a net offering price that we believe reflects the net asset value per share at the end of the preceding month. The December 1, 2025 public offering price for each of our share classes is equal to such class’s NAV per share as of November 30, 2025, plus applicable maximum upfront sales load.

Net Asset Value (per share)
Class S	$10.40
Class D	$10.40
Class I	$10.40

The average debt-to-equity leverage ratio during the month-to-date period ended November 30, 2025 was 0.79x. The table below summarizes the company’s committed debt capacity and drawn amounts as of November 30, 2025.

($ in thousands)	Aggregate Principal Committed	Outstanding Principal
Revolving Credit Facility	$1,050,000	$900,044
SPV Asset Facility I	750,000	497,000
SPV Asset Facility II	500,000	350,250
SPV Asset Facility III	550,000	550,000
SPV Asset Facility IV	350,000	330,000
Athena CLO III	270,000	270,000
Series 2023A Notes	100,000	100,000
Series 2023B Notes - Tranche A	100,000	100,000
Series 2023B Notes - Tranche B	75,000	75,000
Total Debt	$3,745,000	$3,172,294

Of the Company’s committed debt capacity, $3.1 billion (96.7%) is in floating rate leverage based on drawn amounts. In addition, on December 1, 2025, the total revolving loan commitment available under SPV Asset Facility IV was increased from $350 million to $750 million, as previously disclosed.

Portfolio Update
As of November 30, 2025, we had debt investments in 173 portfolio companies with an aggregate par value of $6.0 billion. As of November 30, 2025, based on par value, our portfolio consisted of 90.4% first lien debt investments, 3.3% second lien debt investments, 1.0% unsecured debt investments, 2.8% preferred equity investments, 1.1% specialty finance equity investments, 1.2% common equity investments and 0.2% joint venture investments. As of November 30, 2025, 98.3% of the debt investments based on par value in our portfolio were at floating rates. The table below describes investments by industry composition based on par value, excluding equity investments, as of November 30, 2025.

Industry	Par ($ in thousands)	% of Par
Application Software	$937,011	15.9%
Systems Software	773,219	13.0%
Health Care Technology	723,011	12.1%

Industry	Par ($ in thousands)	% of Par
Diversified Financial Services	473,170	7.9%
Health Care Providers & Services	369,095	6.2%
Professional Services	326,644	5.5%
Insurance	299,914	5.0%
IT Services	271,611	4.5%
Health Care Equipment & Supplies	190,438	3.2%
Diversified Consumer Services	184,343	3.1%
Food & Staples Retailing	153,373	2.6%
Life Sciences Tools & Services	129,120	2.2%
Commercial Services & Supplies	125,142	2.1%
Buildings & Real Estate	115,771	1.9%
Equity Real Estate Investment Trusts (REITs)	97,565	1.6%
Aerospace & Defense	78,276	1.3%
Entertainment	70,064	1.2%
Real Estate Management & Development	62,486	1.0%
Capital Markets	60,963	1.0%
Hotels, Restaurants & Leisure	55,927	0.9%
Industrial Conglomerates	49,771	0.8%
Banks	41,519	0.7%
Machinery	36,338	0.6%
Specialty Retail	34,518	0.6%
Media	34,450	0.6%
Consumer Finance	32,666	0.5%
Wireless Telecommunication Services	32,597	0.5%
Containers & Packaging	30,661	0.5%
Internet & Direct Marketing Retail	29,342	0.5%
Airlines	20,748	0.3%
Food Products	18,994	0.3%
Household Products	18,955	0.3%
Multiline Retail	17,090	0.3%
Diversified Telecommunication Services	16,667	0.3%
Water Utilities	15,112	0.3%
Construction & Engineering	13,016	0.2%
Beverages	11,544	0.2%
Pharmaceuticals	10,150	0.2%
Building Products	8,346	0.1%
Total	$5,969,627	100.0%

Past performance is not necessarily indicative of future performance, and there can be no assurance that we will achieve comparable investment results, or that any targeted returns will be met.

Statements contained herein that are not historical facts are based on current expectations, estimates, projections, opinions, and/or beliefs of our management. Such statements involve known and unknown risks, uncertainties, and other factors, and undue reliance should not be placed thereon. Certain information contained herein constitutes “forward-looking statements,” which can be identified by the use of terms such as “may”, “will”, “should”, “expect”, “project”, “estimate”, “intend”, “continue”, “target”, or “believe” (or the negatives thereof) or other variations thereon or comparable terminology. Due to various risks and uncertainties, actual events or results or our actual performance may differ materially from those reflected or contemplated in such forward-looking statements. As a result, investors should not rely on such forward-looking statements in making their investment decisions.

The estimates presented above are based on management’s preliminary determinations only and, consequently, the data set forth in our Form 10-Q or 10-K may differ from these estimates, and any such differences may be material. In addition, the information presented above does not include all of the information regarding our financial condition and results of operations that may be important to investors. As a result, investors are cautioned not to place undue reliance on the information presented above. The information presented above is based on management’s current expectations that involve substantial risk and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, such information. We assume no duty to update these preliminary estimates except as required by law.

Neither KPMG LLP, our independent registered public accounting firm, nor any other independent accountants, have audited, reviewed, compiled or performed procedures with respect to the preliminary financial data contained herein. Accordingly, KPMG LLP does not express an opinion or any form of assurance with respect thereto and assumes no responsibility for, and disclaims any association with, this information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Blue Owl Technology Income Corp.

Dated:	December 23, 2025	By:	/s/ Jonathan Lamm
Name: Jonathan Lamm
Title: Chief Operating Officer and Chief Financial Officer